                                                                EXHIBIT 10.3


           THIS SUPPLEMENTAL INDENTURE No. 3 (the "Supplemental Indenture") dated as of November 4, 1999 among Knoll, Inc., a Delaware corporation ("Knoll"), as the Company, Knoll Overseas, Inc., a Delaware corporation, and Spinneybeck Enterprises, Inc., a New York corporation, as Guarantors (the "Guarantors"), and The Bank of New York (as successor to IBJ Whitehall Bank & Trust Company (successor to IBJ Schroder Bank & Trust Company)), as Trustee.


                              W I T N E S S E T H:

           WHEREAS, there has previously been executed and delivered to the Trustee an Indenture (the "Indenture") dated as of February 29, 1996 among T.K.G. Acquisition Sub, Inc., a Delaware corporation ("Sub"), as the Company, T.K.G. Acquisition Corp., a Delaware corporation ("TKG"), the Guarantors, The Knoll Group, Inc., a Delaware corporation, and Knoll North America, Inc., a Delaware corporation, as guarantors, and the Trustee, providing for the issuance of 10 7/8% Senior Subordinated Notes due 2006 (the "Notes");

           WHEREAS, there has previously been executed and delivered to the Trustee Supplemental Indenture No. 1 dated as of February 29, 1996 among TKG, Knoll, Inc., a Delaware corporation ("Old Knoll"), the Guarantors and the Trustee pursuant to which Old Knoll succeeded Sub as the Company;

           WHEREAS, there has previously been executed and delivered to the Trustee Supplemental Indenture No. 2 dated as of March 14, 1997 among Knoll (formerly TKG), Old Knoll, the Guarantors and the Trustee pursuant to which Knoll succeeded Old Knoll as the Company;

           WHEREAS, Knoll has entered into an Amended and Restated Agreement and Plan of Merger, dated as of July 29, 1999, pursuant to which Knoll's controlling stockholders and certain members of management will take Knoll private in a transaction (the "Merger") in which Knoll will be the surviving corporation;

           WHEREAS, in order to effect the Merger and related transactions, Knoll has commenced a solicitation of consents from the registered holders (the "Holders") of the Notes to certain amendments to the Indenture, the particulars of which are more fully set forth herein (the "Amendments");

           WHEREAS, the Holders of a majority in aggregate principal amount of the outstanding Notes have consented to the Amendments in accordance with the provisions of Section 902 of the Indenture; and

           WHEREAS, The Bank of New York has succeeded IBJ Whitehall Bank & Trust Company (successor to IBJ Schroder Bank & Trust Company)), as Trustee.

           NOW, THEREFORE, in consideration of the foregoing and of the mutual premises and covenants contained herein and for other good and valuable consideration, the parties hereto agree, for the equal and proportionate benefit of the respective Holders from time to time of the Notes, as follows:


                                  ARTICLE ONE

                           AMENDMENT OF THE INDENTURE
                           --------------------------

      SECTION 1.01.  Amendment of Section 1.01.

           Section 1.01 of the Indenture is hereby amended as follows:

                (a)   The following definition is hereby amended and restated:

                "Credit Facilities" means (a) prior to consummation of the
                 -----------------
           1999 Merger, the Revolving Credit Facility and the Term Credit Facility, and (b) from and after consummation of the 1999 Merger, the credit facilities of the Company pursuant to that certain Credit Agreement dated as of October 20, 1999 (the "Credit
                                                               ------
           Agreement") among the Company, the other Credit Parties party
           ---------
           thereto, the Lenders party thereto, Bank of America, N.A., as Administrative Agent, The Chase Manhattan Bank, as Syndication Agent, and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Documentation Agent, in each case of clauses (a) and (b) above, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced, restated or refinanced from time to time. A copy of the Credit Agreement as in effect on the 1999 Merger Date is attached to this Supplemental Indenture as
           Exhibit A hereto.
           ---------

                (b) The following definitions are hereby added in appropriate alphabetical order:

                "Funded Indebtedness" shall have the meaning ascribed to
                 -------------------
           "Funded Debt" thereto in the Credit Agreement, except that the
            -----------
           proviso at the end of such definition shall be ignored for the purposes of the Indenture.

                "1999 Merger" means the merger, effective as of the date of
                 -----------
           this Supplemental Indenture, of the Company and Knoll Acquisition Corp., a Delaware corporation, in which the Company is the surviving corporation.

                "1999 Merger Date" means the date the 1999 Merger is
                 ----------------
           consummated.

                "Leverage Ratio" shall have the meaning ascribed thereto in
                 --------------
           the Credit Agreement.

                (c) The following clause (h) is hereby added to the end of the definition of Exempt Affiliate Transactions:

                "and (h) transactions pursuant to or in connection with the 1999 Merger, including any stockholders or registration rights agreements, and including amendments thereto entered into after the 1999 Merger Date, provided that the terms of any such amendment are
                             --------
           not, in the aggregate, less favorable to the Company than the terms of such agreement prior to such amendment."

                (d) Clause (i) of the definition of Permitted Indebtedness is hereby amended and restated to read as follows:

                "(i) Indebtedness of the Company under the Credit Facilities (and of the Domestic Subsidiaries under the Guarantees thereof), or any refinancing thereof, in an aggregate principal amount at any time outstanding (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Subsidiaries thereunder) not to exceed $675 million, less the aggregate amount of all Net Proceeds of Asset Sales applied, after the 1999 Merger Date, to permanently reduce the outstanding amount or the commitments with respect to such Indebtedness pursuant to Section 4.08 hereof;"

      SECTION 1.02.  Amendment of Section 4.10.

                (a) The following is hereby added to the end of clause (i) of the first paragraph of Section 4.10 of the Indenture: "and other than payments to stockholders of the Company in connection with the 1999 Merger;"

                (b) Clause (c) following the first paragraph of Section 4.10 of the Indenture is hereby amended and restated to read as follows:

                      "(c)  the Company would, at the time of such Restricted
                Payment and after giving pro forma effect thereto as if such Restricted Payment were made at the end of the applicable four-quarter period, have a Leverage Ratio, at the end of the Company's most recently ended fiscal quarter for which internal financial statements are available, of less than 2.5 to 1;"

                (c) Clause (vi) of the penultimate paragraph of Section 4.10 of the Indenture is hereby amended and restated to read as follows:

                      "(vi)  any payment by the Company or any of its
                Subsidiaries directly or through any direct or indirect parent company (a) in connection with the repurchase of outstanding shares of Capital Stock of the Company or TKG following the death, disability, termination of employment or retirement (even if such employee is retained in a consulting capacity) of Management Shareholders and (b) of amounts required to be paid to participants or former participants in employee benefit plans upon any termination of employment by such participants as provided in the documents related thereto, in an aggregate amount (for both clauses (a) and (b)) not to exceed $15 million in any fiscal year (up to a maximum of $30 million) from and after the 1999 Merger Date;"

                (d) The following clauses (xi) and (xii) are hereby added following clause (x) of the penultimate paragraph of Section 4.10 of the
Indenture:

                      "and (xi) Restricted Payments made prior to the 1999
                Merger Date in compliance with the Indenture as in effect at the time of any such Restricted Payment;

                      and (xii) the making of Restricted Payments after
                the 1999 Merger Date in an aggregate amount not to exceed $20 million;"

                (e) The following new paragraph is hereby added at the end of Section 4.10 of the Indenture, as follows:

                      "The computation of the amount of Restricted Payments
                that may be made by the Company after the 1999 Merger Date shall be conducted in accordance with, and shall be subject to, the terms and conditions of this Indenture as amended on the 1999 Merger Date, and it is understood and agreed that any accrued availability to make Restricted Payments under this Indenture prior to the date hereof is not available to the Company or its Subsidiaries after the 1999 Merger Date unless and except to the extent that such Restricted Payments are allowed and availability exists under this Indenture as amended on the 1999 Merger Date."

      SECTION 1.03.  Amendment of Section 5.01.

                Section 5.01 of the Indenture is hereby amended by adding the following sentence at the end of Section 5.01 of the Indenture: "The 1999 Merger need not comply with the provisions of this Section 5.01."

      SECTION 1.04.  Attachment of Exhibit.

                The Indenture is hereby amended by attaching, as Exhibit L
                                                                 ---------
thereto, the text of Exhibit A of this Supplemental Indenture.
                     ---------

                                  ARTICLE TWO

                                 MISCELLANEOUS
                                 -------------

      SECTION 2.01. Effect. The provisions set forth in this Supplemental Indenture shall be deemed to be, and shall be construed as part of, the Indenture to the same extent as if set forth fully therein. All references to the Indenture in the Indenture or in any other agreement, document or instrument delivered in connection therewith or pursuant thereto shall be deemed to refer to the Indenture as amended by this Supplemental Indenture. Except as amended hereby, the Indenture shall remain in full force and effect.

      SECTION 2.02. Trust Indenture Act Controls. If any provision of this Supplemental Indenture limits, qualifies or conflicts with another provision that is required by or deemed to be included in this Supplemental Indenture by the Trust Indenture Act (as such term is defined in the Indenture), the required or incorporated provision shall control.

      SECTION 2.03. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF
NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF).

        SECTION 2.04. Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be original, but such counterparts shall together constitute but one and the same instrument.

      SECTION 2.05. Severability. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

      SECTION 2.06. Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

           IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year first above written.


                                        KNOLL, INC.

                                        By  /s/ Douglas J. Purdom
                                           ---------------------------------
                                           Name: Douglas J. Purdom
                                           Title:  Senior Vice President and
                                                   Chief Financial Officer


                                        KNOLL OVERSEAS, INC.

                                        By  /s/ Douglas J. Purdom
                                           ---------------------------------
                                           Name: Douglas J. Purdom
                                           Title:  Senior Vice President and
                                                   Chief Financial Officer


                                        SPINNEYBECK ENTERPRISES, INC.

                                        By  /s/ Douglas J. Purdom
                                           ---------------------------------
                                           Name: Douglas J. Purdom
                                           Title:  Senior Vice President and
                                                   Chief Financial Officer


                                        THE BANK OF NEW YORK (successor to
                                        IBJ WHITEHALL BANK & TRUST
                                        COMPANY (successor to IBJ SCHRODER
                                        BANK & TRUST COMPANY)), as Trustee

                                        By  /s/ Remo J. Reale
                                           ---------------------------------
                                           Name: Remo J. Reale
                                           Title: Vice President

                                   EXHIBIT A
                                   ---------

                                CREDIT AGREEMENT

(See Exhibit 10.2 of this Form 10-Q for the period ended September 30,1999.)